EXHIBIT 32.1

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
              OF MERECOT CROP., PURSUANT TO 18 U.S.C. SECTION 1350

I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q of Merecot Corp. for the fiscal period ending March 31, 2015 (the "Report"):

     (1) complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Merecot Corp.

Date: July 6, 2015

                                       /s/ Evgenia Gonikman
                                       -----------------------------------------
                                       Evgenia Gonikman
                                       President and Chief Executive Officer and
                                       Chief Financial Officer